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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

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
/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/ /  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

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                          AAMES FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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[AAMES LOGO]

AAMES FINANCIAL CORPORATION
3731 Wilshire Boulevard, 10th Floor
Los Angeles, CA 90010
Telephone: (213) 351-6100  Fax: (213) 380-9365



Dear Stockholder:


                You recently received the Proxy Statement, dated October 8, 1996, of Aames Financial Corporation (the "Company") for the Annual Meeting of Stockholders (the "Meeting") to be held on November 12, 1996. This letter supplements and amends information included in the Proxy Statement.

                At the Meeting, stockholders will be asked, among other things, to approve the adoption of the Company's 1996 Stock Incentive Plan (the "1996 Plan"). A summary description of the 1996 Plan is included at pages 15-19 of the Proxy Statement, and a copy of the 1996 Plan is attached to the Proxy Statement as Exhibit "B." On October 16, 1996, the Company completed the sale of 2,415,000 shares of its Common Stock in a public offering. As of October 16, 1996, the Company had 18,255,585 shares of Common Stock outstanding. If
(i) current outstanding options under the Company's other stock option plans and arrangements were exercised (1,989,545 shares), (ii) the shares of Common Stock currently available for future option grant under the Company's other stock option plans were granted and exercised (135,279 shares), and (iii) the shares of Common Stock reserved for issuance under the 1996 Plan were granted and exercised (1,000,000), such shares would constitute approximately 14.6% of the then outstanding shares of Common Stock.

                In the event that you have already returned your proxy card and wish to change your vote as a result of this supplemental information, please contact Rosa Bautista at ChaseMellon Shareholder Services, LLC: (213) 614-2439, and you will be provided with another proxy card. Proxy cards will also be available at the Meeting. If you have any questions, please contact Barbara Polsky, Senior Vice President and General Counsel, at (213) 351-6196.

                                                Sincerely,

                                                Bobbie J. Burroughs
                                                Secretary



Aames Financial Corporation, P.O. Box 76930, Los Angeles, California 90076-9976